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                                                                    EXHIBIT 99.2

       EXCITE REPORTS FOURTH QUARTER AND TOTAL YEAR 1997 FINANCIAL RESULTS

REDWOOD CITY, Calif., Jan. 22 /PRNewswire/ -- Excite, Inc. (Nasdaq: XCIT) today reported revenue of $18.7 million for the fourth quarter ended December 31, 1997, up 30% from revenue of $14.4 million in the preceding quarter ended September 30, 1997 and up 187% from revenue of $6.5 million reported in the corresponding fourth quarter of 1996.

The pro forma net loss for the fourth quarter of 1997 was $3.7 million, or $0.22 per share. The pro forma net loss for the corresponding quarter of 1996 was $8.3 million, or $0.69 per share. (See Pro Forma Condensed Consolidated Statements of Operations Excluding Merger and Acquisition Related Charges.)

Including $2.2 million of non-cash expenses related to the amortization of intangible WebCrawler assets acquired from AOL in 1996, $1.5 million of substantially non cash charges related to the acquisition of Netbot, Inc. in December, 1997, and $0.3 million of other non-recurring expenses, the net loss for the fourth quarter of 1997 was $7.7 million, or $0.47 per share. The acquisition of Netbot, which was concluded in November, has been treated as a pooling of interests. Prior periods have not been restated due to immateriality. Netbot's operations for the month of December have been included in the consolidated results.

Total year 1997 revenues were $50.2 million, while pro forma losses totaled $17.0 million, or $1.20 per share. Including the amortization of WebCrawler assets and other acquisition and restructuring expenses, the Company incurred a total loss of $30.2 million, or $2.13 per share for the year. The corresponding results for 1996 include revenues of $14.8 million, a pro forma loss of $36.3 million, or $3.75 per share, and a total loss of $43.1 million, or $4.45 per share.

Page view traffic rose to approximately 27 million page views per day in December, which is an increase of 48% over the comparable figure in September. Additionally, AOL NetFind page views averaged approximately 7 million page views in the same period. Although NetFind page views are not included in Excite reach metrics, they represent an important source of brand exposure on all search and directory pages within AOL. Traffic from Netscape continued to trend downward, representing 15% of total traffic in December, down from 20% in September and 34% a year ago.

"The revenue and page view growth this quarter demonstrated continued significant momentum," said George Bell, Excite's President and CEO. "Both traditional banner revenue and sponsorship revenue, integrating advertising and transaction based revenue sources into our channels-oriented flagship brands, showed strong upward trends."

Banner revenue in the fourth quarter was up 38% from the third quarter. In addition, Excite booked approximately $30 million in sponsorship deals this quarter, bringing the total value of sponsorship agreements booked since June of this year to $ 114 million, now spread across 58 customers.




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Operating Highlights:

* MatchLogic Merger Plan announced. As announced last week, Excite has signed a definitive agreement to acquire MatchLogic, Inc. for approximately 3.2 million shares of Excite stock. Closing is subject to certain accounting and regulatory approvals. The acquisition positions Excite at the forefront of the emerging direct marketing boom on the Web and diversifies the Company's advertising revenue streams with sophisticated ad campaign management services. In March, Excite expects to begin using MatchLogic to provide advertising services on its Excite.com and WebCrawler.com flagship brands, delivering to its advertisers state-of-the-art measurement and targeting solutions.

* Netbot Acquisition Completed. Excite's acquisition of Netbot has now been completed and the integration is well underway. Netbot makes intelligent shopping on the Internet a reality, combining the best on-line product shopping service available today with Excite's leadership in providing safe shopping services on the Web. Netbot is being integrated into the Excite shopping channel, arranged around 16 departments. Through a powerful, simple, one-stop connection, consumers can obtain the key information they need, and online retailers are delivered a large Internet audience of highly-qualified, online shoppers.

* Alliance with Prodigy. As announced yesterday, Prodigy's subscribers will be able to quickly customize their start page as a personal My Excite channel at the desktop. Excite's My Channel becomes an individual's personal web page delivering user-selected information such as sports scores, stock quotes, TV listings, daily horoscopes, and local weather.

* ZDNet Becomes Premier Content Provider for Excite's Computers & Internet Channel. Focusing on what consumers want to know about computer and Internet technology, new content from ZDNet, a division of Ziff-Davis, Inc., is now available on the Excite.com and WebCrawler.com Computers & Internet Channels as a result of an agreement signed in December. As these Computers & Internet channels are built out, consumers will be able to shop for computer equipment and software, access freeware and shareware services, get help for their computer-related problems, talk with computer users with similar interests, read the latest industry news, browse a comprehensive directory of web sites encompassing topics from programming to software, and much more. As part of this two-year alliance, Excite and ZDNet will also develop and execute joint online promotions, and Excite will receive off web promotion which it expects to be worth over $1.0 million. Each company will sell and retain the advertising revenue generated on its respective site. Excite anticipates that its Computers & Internet Channel will be one of the most heavily used sites and attract significant advertising revenue.

* Excite Chosen to Provide Free Email Addresses to School Children in UK. Ten million UK school children are expected to get lifelong email accounts with ExcitePost, a new email service being established as part of the UK Government's Net Year initiative to provide Internet connectivity to every pupil in the UK by the end of 1998. Excite will create and maintain a filtered and controlled environment for students to use their Web email to send messages back and forth, maintain pen pals around the world, do primary research and stay in touch with their schoolmates and teachers.




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* Excite and cybermeals Sign $15.5 million Electronic Commerce Agreement.
Under the terms of this four-year sponsorship/commerce agreement, cybermeals will be the exclusive worldwide provider of aggregated online consumer takeout and delivery meals to the millions of consumers who visit Excite every day. cybermeals' nationwide network of more than 11,000 restaurants will be promoted in various Excite channels, including food and drink reviews in the Lifestyle Channel, maps and local links in the Travel Channel and as part of the Gourmet & Groceries department in the Shopping Channel. Cybermeals and Excite will team up to create seasonal, sport and event-based campaigns, including Superbowl and NCAA playoffs. In addition, cybermeals will be an anchor tenant for Excite's Shopping Channel and will appear prominently when consumers search for food-related sites. In exchange, cybermeals has guaranteed Excite payments totaling $15.5 million and additional transaction revenues based on meeting specified performance thresholds.

About Excite, Inc.

Founded in 1994, Excite, Inc. is a global media company offering consumers and advertisers comprehensive Internet navigation services with extensive personalization capabilities. The Excite network consists of two of the largest brands on the Web, Excite ( www.excite.com ) and WebCrawler ( www.webcrawler.com ) and its subsidiaries; Netbot, Inc., Excite Japan Co., Ltd. and Excite UK, Ltd. Localized versions of Excite are available in United Kingdom, Germany, France, Sweden, Netherlands, Australia, and Japan. Based in Redwood City, CA, Excite, Inc. (Nasdaq: XCIT) has strategic relationships with America Online, Inc., Intuit, Inc., Tribune Company, Itochu Corporation, CUC Investments Inc., Apple Computer, Inc. and Netscape Communications Corp.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation: the continued increases in the number of companies advertising on the Excite Network as well as on the Web generally; the Company's ability to increase sales of targeted advertisements and to achieve higher costs per thousand impressions for its advertisements; the increasingly competitive environment for Web advertising sales; increases in the amount of traffic on the Excite Network and increases in the amount of use of the Excite Network by Web users; the Company's increased operating expenses and negative cash flows resulting from its recent acquisition of Netbot, proposed acquisition of MatchLogic and its proposed brand building campaign; the Company's dependence on third parties to attract traffic to the Excite Network; the ability of the Company to successfully integrate the services and technology of Netbot, Inc. with the other services offered on the Excite Network; the ability of the Company to develop and achieve consumer and advertiser acceptance for the Excite Network in the international market; general economic conditions; the risks relating to the proposed acquisition of MatchLogic described below; and other risks detailed in the Company's annual report on Form 1 0-K, as amended by Form 1 0-K/A, for the fiscal year ended December 31, 1996.


In addition, forward-looking statements concerning the Company's proposed acquisition of MatchLogic, including the forward-looking statement concerning MatchLogic's contribution to




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revenues of Excite in 1998, involves significant risks and uncertainties, including and without limitation: risks related to the consummation of Excite's acquisition of MatchLogic, including receiving a favorable ruling from the SEC with respect to the accounting treatment of the transaction; risks involved in assimilating MatchLogic while maintaining appropriate independence of MatchLogic's operations; risks involved in retaining and motivating key MatchLogic personnel, who are not subject to noncompetition agreements; risks inherent in MatchLogic's business, including privacy concerns arising out of MatchLogic's database marketing activities, which account for a majority of MatchLogic's revenues; risks, in particular, related to the achievement of new revenue to Excite in 1998 from the MatchLogic operations, including the extremely limited operating history of MatchLogic on which to base any revenue projection, the likely fluctuations in operating results of MatchLogic due to factors beyond MatchLogic's or Excite's control, the reliance by MatchLogic on small numbers of customers for a substantial percentage of its projected revenues, the acceptance by MatchLogic's advertising customers of MatchLogic being owned by Excite (from which MatchLogic purchases advertising) and the willingness by the other sites from which Matchlogic purchases advertising (particularly those which are direct competitors of Excite) to accept future advertising placements from MatchLogic.



                                  EXCITE, INC.



            Pro Forma Condensed Consolidated Statements of Operations
              Excluding Merger and Acquisition Related Charges (A)
                 (Unaudited, in thousands except per share data)





                              Three Months Ended                 Twelve Months Ended
                                 December 31,                       December 31,
                            1997             1996              1997             1996
Revenues                   $18,719          $ 6,518          $50,151          $14,757
Cost of revenues:
 Hosting costs               2,187            1,622            7,914            3,296
  Royalties and
   other cost of
    revenues                 1,865              360            3,466              667
     Total cost
      of revenues            4,052            1,982           11,380            3,963

Gross profit, excluding merger and acquisition-related

 charges                    14,667            4,536           38,771           10,794
Operating expenses:
 Product development         3,671            2,507           12,741            8,030
 Sales and marketing         8,385            9,107           27,130           21,103
 Distribution
  license fees               3,088             --              7,615           11,878
 General and
  administrative             2,705            l,405            8,038            7,081





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

                                    ------           ------             ------           ------
Total operating
  expenses, excluding
  merger and
 acquisition-related
  charges                           17,849            13,019            55,524             48,092

Pro forma operating loss, excluding merger and acquisition-related


 charges                            (3,182)           (8,483)          (16,753)           (37,298)
Interest income                        425               376             1,246              1,410
Interest expense
 and other                            (418)             (149)           (1,055)              (409)
Equity share of
 losses in affiliate                  (477)               --              (477)               --

Pro forma net loss, excluding merger and acquisition-related

charges                           $ (3,652)         $ (8,256)         $(17,039)          $(36,297)

Pro forma net loss per share, excluding merger and acquisition-related

charges                           $  (0.22)         $  (0.69)         $  (1.20)          $  (3.75)

Shares used in computing pro forma net loss per share excluding merger and acquisition-related

charges                             16,412            11,999            14,149              9,686


(A) These financial statements exclude merger and acquisition-related costs, including the amortization of purchased intangibles and other non-recurring transition and restructuring costs, which are summarized in the following table. They do not purport to be financial statements prepared in accordance with Generally Accepted Accounting Principles. The following table reconciles the pro forma net loss excluding merger and acquisition-related charges to net loss for the periods presented.




                                     Three Months Ended                 Twelve Months Ended
                                       December 31,                         December 31,
                                 1997               1996               1997               1996
(Unaudited, in thousands)
Pro forma net loss, excluding merger and acquisition-related

 charges                       $ (3,652)          $ (8,256)          $(17,039)          $(36,297)

Amortization of
 purchased technology            (1,938)              (186)            (8,214)              (186)

Transition costs associated with the WebCrawler service in the first quarter of 1997, and severance and restructuring costs in the second and fourth quarters of 1997:


Cost of revenues                     --                 --               (343)                --
Product development                (341)                __               (686)                --
Sales and marketing                  --                 --               (469)                __





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
General and
 administrative                      --                 --                (19)                --
Charge for in-process
 technology                          --             (3,500)                --             (3,500)

Merger and acquisition costs, including amortization of goodwill and other purchased


 intangibles                     (1,818)              (769)            (3,389)            (3,134)
Net loss                        $(7,749)          $(12,711)          $(30,159)          $(43,117)








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

                                  EXCITE, INC.
                 Condensed Consolidated Statements of Operations
                 (Unaudited, in thousands except per share data)



                                      Three Months Ended                   Twelve Months Ended
                                         December 31,                          December 31,
                                   1997               1996               1997               1996
Revenues                         $18,719            $  6,518           $ 50,151           $ 14,757
Cost of revenues:
Hosting costs                      2,187               1,622              7,914              3,296
 Royalties and other
  cost of revenues                 1,865                 360              3,809                667
 Amortization of
  purchased technology             1,938                 186              8,214                186
   Total cost
    of revenues                    5,990               2,168             19,937              4,149
 Gross profit                     12,729               4,350             30,214             10,608
 Operating expenses:
  Product development              4,012               2,507             13,427              8,030
  Sales and marketing              8,385               9,107             27,599             21,103
Distribution
  license fees                     3,088                  --              7,615             11,878
 General and
  administrative                   2,705               l,405              8,057              7,081
 Charge for
  in-process technology               --               3,500                 --              3,500

Merger and acquisition costs, including amortization of goodwill and other

  purchased intangibles            1,818                 769              3,389              3,134
   Total operating
    expenses                      20,008              17,288             60,087             54,726
 Operating loss                   (7,279)            (12,938)           (29,873)           (44,118)
 Interest income                     425                 376              1,246              1,410
 Interest expense
  and other                         (418)               (149)            (1,055)              (409)
 Equity share of
  losses in affiliate               (477)                 --               (477)                --
 Net loss                        $(7,749)           $(12,711)          $(30,159)          $(43,117)
 Basic and diluted net
  loss per share                 $ (0.47)           $  (1.06)          $  (2.13)          $  (4.45)

Shares used in computing net

  loss per share                   16,412             11,999             14,149              9,686





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                                  EXCITE, INC.
                      Condensed Consolidated Balance Sheets
                            (Unaudited, in thousands)

                                                             December 31,      December 31,
                                                                 1997            1996
                                                             ------------      ------------
Assets

Current assets: Cash, cash equivalents and short-term

                   investments                                 $32,074          $22,330
                  Accounts receivable, net                      20,278            3,340
                  Prepaid expenses
                   and other current assets                      1,972            1,070
                    Total current assets                        54,324           26,740
                  Property and equipment, net                   12,678            8,194
                  Intangible assets, net                         1,771           11,841
                  Other assets                                   4,657              923
                                                               $73,430          $47,698
Liabilities and shareholders' equity

Current liabilities: Bank line of credit

                   and other notes payable                     $ 6,100          $ 1,200
                  Accounts payable                               4,700            6,699
                  Accrued compensation                           3,598              861
                  Accrued distribution
                   license fees                                     --            2,300
Capital lease obligations and

                   other, current portion                        4,080            2,325
                  Deferred revenues                              4,269            1,784
                  Other accrued liabilities                      4,542            3,447
                   Total current
                    liabilities                                 27,289           18,616
                  Capital lease
                   obligations and other                         4,402            3,985
                  Convertible debt                               5,000               --
                  Shareholders' equity                          36,739           25,097
                                                               $73,430          $47,698

Copyright 1998, PR Newswire

CONTACT: Robert C. Hood, Executive Vice President - CFO, 650-569-2277, or bhood@excite.com, or Greg Klaben, VP Investor Relations, 650-569-2158, or gklaben@excite.com, both of Excite, Inc.





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